Oppenheimer Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution         Amount From    Amount From Long
Reinvestment         Investment     or Short-Term     Reinvestment
(Ex)Date             Income         Capital Gains     Price

Class A Shares
  07/29/85           0.0500         0.0000              9.810
  10/28/85           0.0500         0.0000              9.710
  01/26/86           0.0500         0.0000             10.630
  04/28/86           0.0500         0.0000             12.530
  07/28/86           0.0000         1.0200             10.420
  10/27/86           0.0200         0.0300             10.110
  01/26/86           0.0000         0.0500             11.000
  04/27/87           0.0000         0.0500             11.820
  07/31/87           0.0000         1.8400             10.840
  10/23/87           0.0500         0.0000              7.670
  12/24/87           0.0400         0.5100              7.690
  03/25/88           0.0400         0.0100              7.930
  06/24/88           0.0400         0.0000              8.390
  09/23/88           0.0400         0.0000              7.970
  12/23/88           0.0500         0.0460              7.870
  03/23/89           0.0400         0.0000              8.280
  06/23/89           0.0400         0.0000              9.470
  09/22/89           0.0400         0.0000              9.750
  12/22/89           0.1250         0.4100              9.000
  03/23/90           0.0400         0.0000              8.960
  06/22/90           0.0400         0.0000              9.050
  09/21/90           0.0400         0.0000              8.220
  12/21/90           0.0950         0.4830              8.020
  03/22/91           0.0400         0.0000              9.140
  06/21/91           0.0400         0.0000              9.520
  09/20/91           0.0400         0.0000              9.720
  12/20/91           0.1980         0.2720              9.000
  03/27/92           0.0400         0.0000              9.780
  06/26/92           0.0400         0.0000              9.560
  09/25/92           0.0400         0.0000              9.730
  12/28/92           0.0440         0.4660              9.860
  03/26/93           0.0200         0.0000             10.020
  12/27/93           0.0330         0.4495             10.870
  12/27/94           0.0214         1.0829              9.800
Class C Shares
  12/27/93           0.0200         0.4495             10.870
  12/27/94           0.0000         1.0829              9.710

Oppenheimer Fund
Page 2



1. Average Annual Total Returns for the Periods Ended 06/30/95:

   The formula for calculating average annual total return is as follows:

         1                ERV n
   --------------- = n   (---) - 1 = average annual total return
   number of years         P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                     Five Year

  $1,127.22 1                  $1,679.10 .2
 (---------) - 1 = 12.72%        (---------)   - 1 = 10.92%
   $1,000                        $1,000


  Ten Year

  $2,502.48 .1
 (---------) - 1 =  9.61%
   $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                    Inception

  $1,175.70 1                 $1,171.04 .6327
 (---------) - 1 = 17.57%       (---------)   - 1 = 10.51%
   $1,000                       $1,000

Oppenheimer Fund
Page 3



1. Average Annual Total Returns for the Periods Ended 06/30/95
(continued):

Examples at NAV:

Class A Shares

  One Year                     Five Year

  $1,196.01 1                 $1,781.50 .2
 (---------) - 1 = 19.60%        (---------)   - 1 = 12.24%
   $1,000                       $1,000

  Ten Year

  $2,655.10 .1
 (---------) - 1 = 10.26%
   $1,000


Class C Shares

  One Year                     Inception

  $1,185.70 1                 $1,171.04 .6327
 (---------) - 1 = 18.57%        (---------)     - 1 = 10.51%
   $1,000                       $1,000



2.  Cumulative Total Returns for the Periods Ended 06/30/95:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                       Five Year

    $1,127.22 - $1,000             $1,679.10 - $1,000
    ------------------  =  12.72%  ------------------  = 67.91%
       $1,000                           $1,000

    Ten Year

    $2,502.48 - $1,000
    ------------------  = 150.25%
       $1,000

Oppenheimer Fund
Page 4



2.  Cumulative Total Returns for the Periods Ended 06/30/95
(continued):

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

     One Year                      Inception Year

    $1,175.70 - $1,000             $1,171.04 - $1,000
    ------------------  =  17.57%  ------------------  = 17.10%
         $1,000                           $1,000


Examples at NAV:

Class A Shares

    One Year                       Five Year

    $1,196.01 - $1,000             $1,781.50 - $1,000
    ------------------  =  19.60%  ------------------  = 78.15%
         $1,000                           $1,000

    Ten Year

    $2,655.10 - $1,000
    ------------------  = 165.51%
         $1,000


Class C Shares

    One Year                       Inception Year

    $1,185.70 - $1,000             $1,171.04 - $1,000
    ------------------  =  18.57%  ------------------  = 17.10%
         $1,000                           $1,000